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                                                            Exhibit (10)(iii)(A)



                                                            March, 1997


                            HOUGHTON MIFFLIN COMPANY
            1997 SENIOR EXECUTIVE INCENTIVE COMPENSATION PLAN


A. PURPOSE. The purpose of the Plan is to motivate and reward performance that contributes to the achievement of divisional and corporate strategy.


B. PAYMENT THRESHOLDS. Payment of incentive compensation may occur if the targets on the attached schedule have been met.


C. PAYMENTS.

         1. FINANCIAL OBJECTIVES. Payment of incentive compensation for achievement of financial objectives is based on the degree to which those financial objectives are achieved.

                  a. Payment of incentive compensation is determined by the extent to which budgeted corporate and operating unit financial performance is achieved.

                  b. Achievement in excess of budgeted corporate and operating unit financial performance for all financial objectives permits payment in cash of up to 30% of the participant's December 31, 1997 salary as incentive compensation.

                  c. If the weighted average achievement of all financial factors exceeds 120%, additional incentive compensation may be earned.

         2. OPERATING OBJECTIVES. Payment of incentive compensation for achievement of operating objectives is based on the Chief Executive Officer's assessment of each participant's degree of success in achieving operating objectives. Maximum payment for achievement of operating objectives is 10% of the participant's December 31, 1997 salary.

         3. PAYMENTS IN EXCESS OF 40% OF DECEMBER 31, 1997 SALARY. If the total incentive compensation earned exceeds 40% of a participant's December 31, 1997 salary, the excess amount is paid in shares of Houghton Mifflin Company restricted common stock.

                  a. The number of shares awarded will be determined on the basis of the average closing price of Houghton Mifflin Company common stock on the New York Stock Exchange during the last calendar quarter.

                  b. Full ownership of the restricted stock will occur after three years, provided that the recipient is still employed by Houghton Mifflin Company on that date. If



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the recipient ceases to be employed by the Company prior to the expiration of the restrictions, all shares are forfeited to the Company without payment to the recipient.

                  c. During the period of restriction, the recipient is entitled to vote any restricted shares awarded and to receive any dividends paid on the shares. Any additional shares issued with respect to the restricted shares (e.g., as a result of a stock split, dividend, or other distribution) shall be subject to the same restrictions as the underlying shares.

                  d. The recipient may not sell, assign, transfer, exchange, pledge, hypothecate, or otherwise encumber any of the shares until the restrictions lapse.

                  e. The shares shall be held by the Registrar and Transfer Agent until the restrictions lapse.

                  f. In the event of retirement pursuant to the terms of the Houghton Mifflin Pension Plan, death, or permanent disability during the period of restriction, the recipient, or his or her heirs, shall be entitled to receive, free of restrictions, a pro rata number of shares based on a fraction, the numerator of which is the number of whole months from January 1 of the year the shares were awarded, and the denominator of which is 36.

                  g. All restrictions shall lapse in the event of a "Change of Control" as defined in this Plan.

                  h. The Compensation and Nominating Committee of the Board of Directors, or the Board of Directors, acting by a majority of its directors who are not employees of the Company, may at any time accelerate the time at which the restrictions lapse.

         4. MAXIMUM PAYMENT. The maximum amount of incentive compensation, including any restricted stock portion, which may be awarded to any participant is 100% of the participant's December 31, 1997 salary.

D. ELIGIBILITY.

         1. Participants in this plan include executive vice presidents, division heads, and corporate staff senior executives as designated by the Chief Executive Officer. Individuals who become participants after the beginning of the year participate on a prorated basis.

         2. In the event of retirement, death, or permanent disability, a pro rata share of the award (based on the number of months of eligible employment during that year) will be paid to the participant, or his or her heirs, based upon the extent of partial achievement of applicable objectives. In the event of a leave of absence during the year, a pro rata share of the award may be paid.



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         3. A participant whose employment terminates, voluntarily or involuntarily, for reasons other than retirement pursuant to the terms of the Houghton Mifflin Pension Plan, death, or permanent disability, is not eligible for an incentive award.

         4. The eligibility of a participant whose participation ceases during the year will be determined by the Chief Executive Officer.

         5. If the participant during the year transfers to another position and continues to participate in the Plan, the employee's performance will be measured against the objectives in each position and then prorated on the number of months each position was held.

         6. Nothing contained in the Plan shall be construed to limit in any way the right of the Company to terminate a participant's employment or to adjust an employee's position or salary at any time, or be evidence of any agreement or understanding, expressed or implied, that any person will be employed in a particular position or at a particular rate of compensation.

         7. The Compensation and Nominating Committee of the Board of Directors reserves the right to amend the terms of this Plan whenever in its best judgment it is in the best interest of the Company to do so.

E. INTERPRETATION. The Compensation and Nominating Committee of the Board of Directors ("Committee") shall administer this plan and approve any payments pursuant to the Plan. Any interpretations of the Plan, including adjustments to the financial objectives under the Plan, shall be made by the Committee. Determinations of the Committee shall be final and binding on all participants.

F. CHANGE IN CONTROL.

         1. For purposes of the Plan, a "Change in Control" of the Company shall be deemed to have occurred if any of the following occurs:

                  i) any "Person" (as defined in this Section F) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities;

                  ii) during any period of no more than two consecutive years beginning after the date of this Amendment and Restatement individuals who at the beginning of such period constitute the Board, and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company) whose election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or whose nomination for

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election was previously so approved or recommended, cease for any reason to constitute at least a majority thereof;

                  iii) there occurs a merger or consolidation of the Company or a subsidiary thereof with or into any other entity, other than (x) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), more than 75% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation or (y) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires 25% or more of the combined voting power of the Company's then outstanding securities; or

                  iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the company of all or substantially all of the Company's assets.

         2. For purposes of the Plan, "Person" has the meaning given such term in Section 3(a) (9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) of the Exchange Act, but excludes (a) the Company or any of its subsidiaries, (b) any trustee or other fiduciary holding securities under an employee benefit plan of the Company (or of any subsidiary of the Company), (c) any corporation owned, directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company and (d) an underwriter temporarily holding securities pursuant to an offering of such securities.





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                                                            Exhibit (10)(iii)(A)


                            HOUGHTON MIFFLIN COMPANY
                        LONG-TERM INCENTIVE COMPENSATION
                         1997-1998 RESTRICTED SHARE PLAN


     1. This Plan sets forth certain terms and conditions of awards made as of January 2, 1997, by the Compensation and Nominating Committee (the "Committee") pursuant to the Committee's authority under Sections 2 and 3 of the Houghton Mifflin Company 1995 Stock Compensation Plan, as amended through January 2, 1997 (as so amended, the "1995 Plan"). The awards are subject to all applicable provisions of the 1995 Plan. Unless otherwise provided herein, capitalized terms used herein and set forth in the 1995 Plan shall have the meanings ascribed to them in the 1995 Plan.

     2. The awards are to be made in restricted shares of the Company Stock ("Restricted Shares"). The Committee determines the number and identity of the participants and the number of Restricted Shares to be awarded to each participant. The "Award Period" for each award of Restricted Shares hereunder shall be January 2, 1997 through
          December 31, 2001.

     3. Subject to the provisions of this Section and Sections 5, 6 and 12 hereof, the restrictions on any Restricted Shares held by any participant hereunder on December 31, 2001 will lapse as of such date, if the participant is still employed by the Company (or any Subsidiary thereof) on such date. However, the restrictions on some or all of the Restricted Shares held by any participant hereunder on December 31, 1998 will lapse as of such earlier date, if the Company has attained at least an average ninety-five percent (95%) of the three financial targets set forth on Attachment A hereto ("Target 1", "Target 2", and "Target 3"; collectively, the "Targets") as of such date:

          In computing the Company's average percentage attainment, its achievement with respect to each of the Targets shall be given equal weight. The defi-



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          nitions of Target 1, Target 2 and Target 3 shall be determined by the
          Committee in its sole discretion and the calculation of the Company's attainment with respect to each of the Targets shall be made by the Committee in its sole discretion.

     4. The percentage of a participant's Restricted Shares held hereunder by the participant on December 31, 1998, as to which restrictions lapse as of such date shall be calculated with reference to the Company's average percentage level of achievement of the Targets as of December 31, 1998, as follows:

                  Company's Average                        Restricted Shares
                  Level of                                 As to Which
                  Achievement                              Restrictions Lapse
                  -----------------                        ------------------

          a.      Less than 95%                                    -0-
          b.          95%                                          50%
          c.      Between 95%                              Prorated between 50%
                    and 100%                                    and 100%
          d.      100% or more                                    100%

          If restrictions do not lapse on 100% of the participant's Restricted Shares hereunder as of December 31, 1998, the remaining Restricted Shares shall continue to be held during the Award Period subject to the terms hereof.

     5. In the event a termination of a participant's employment during the Award Period, while the participant holds Restricted Shares hereunder, results from (i) the participant's death, or (ii) the participant's becoming "permanently and totally disabled" (as defined in Section 22 of the Code), the participant (or, in the event of the participant's death, his or her estate) shall be entitled to receive, free of restrictions, the number of whole shares of Company Stock determined by multiplying the number of Restricted Shares held hereunder by the participant on the date of such death or disability by a fraction, the numerator of which shall be the number of days in the Award Period up to and including the day the death or disability occurred, and the denominator of which shall be the total number of days in the Award Period. If a distribution is made to a participant




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          (or his or her estate) pursuant to this Section 5, the participant will have no right to any additional payment or distribution under this Plan.

     6. If a Change in Control (as defined in Section 9 hereof) of the Company occurs during the Award Period, while the participant holds Restricted Shares (or Restricted Share Units, as defined in Section 12 hereof) hereunder, then, immediately prior to (and subject to the occurrence of) the Change in Control, all restrictions shall lapse on such Restricted Shares and the participant shall also be entitled to receive, free of restrictions, the number of whole shares of Company Stock equal to the number of Restricted Share Units held hereunder by the participant immediately prior to the Change in Control. If a distribution is made to a participant pursuant to this Section 6, the participant will have no right to any additional payment or distribution under this Plan.

     7. A participant shall not sell, assign, transfer, exchange, pledge, hypothecate, or otherwise encumber any of the participant's Restricted Shares until the restrictions lapse (or any of the participant's Restricted Share Units outstanding hereunder until restrictions lapse and payment is made). The Restricted Shares shall be held by the Registrar and Transfer Agent designated by the Company until the restrictions lapse.

     8. During the Award Period and while a participant's Restricted Shares are outstanding hereunder, the participant shall be entitled to vote the Restricted Shares and to receive any dividends paid on the Restricted Shares. Any additional shares of Company Stock (or other securities) issued hereunder with respect to the Restricted Shares (e.g., as a result of a stock split, dividend, or other distribution or corporate transaction or event) shall be subject to the same restrictions (and other provisions hereof) as the underlying Restricted Shares.

     9. a. For purposes of this Plan, a "Change in Control" of the Company shall be deemed to have occurred if any of the following occurs:



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               (i) any "Person" (as defined below) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities;

               (ii) during any period of no more than two consecutive years beginning after the date of this Amendment and Restatement individuals who at the beginning of such period constitute the Board, and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company) whose election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or whose nomination for election was previously so approved or recommended, cease for any reason to constitute at least a majority thereof;

               (iii) there occurs a merger or consolidation of the Company or a subsidiary thereof with or into any other entity, other than (x) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), more than 75% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation or (y) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires 25% or more of the combined voting power of the Company's then outstanding securities; or



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               (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

          b. For purposes of this Plan, "Person" has the meaning given such term in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) of the Exchange Act, but excludes (a) the Company or any of its subsidiaries, (b) any trustee or other fiduciary holding securities under an employee benefit plan of the Company (or of any subsidiary of the Company), (c) any corporation owned, directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company and (d) an underwriter temporarily holding securities pursuant to an offering of such securities.

     10. This Plan will be administered by the Committee, which will make any needed determination under, or interpretation of, any provisions of this Plan. Any of the actions taken by the Committee shall be final and conclusive. Without the consent of the affected participant, however, no amendment or other action with respect to any outstanding award hereunder may impair or adversely affect the rights of the participant holding the award.

          Subject to the conditions set forth in the 1995 Plan, the Committee may amend this Plan as it may deem proper and in the best interest of the Company. However, no such action shall adversely affect or impair any award previously granted under this Plan without the consent of the respective participant.

     11. Any Restricted Shares outstanding hereunder are shares of the Company Stock and are subject to adjustment as provided in Section 9 of the 1995 Plan. Any Restricted Share Units outstanding hereunder shall be subject to adjustment in a similar manner.

     12. Notwithstanding the foregoing provisions, if, while Restricted Shares are outstanding hereunder during




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          the Award Period, the Committee determines that the Company may lose its federal income tax deduction in connection with the future lapsing of restrictions on such Restricted Shares because of the deductibility cap of Section 162(m) of the Code, the Committee, in its discretion at such time, may convert some or all of such Restricted Shares into an equal number of Restricted Share Units, as to which payment will be postponed until the first day that the payment will not cause the Company to lose its federal income tax deduction for such payment under Section 162(m). Until payment of the Restricted Share Units is made, if any dividends are paid on Company Stock, the participant will be credited with dividend equivalents on the participant's respective Restricted Share Units outstanding hereunder (and if any Company Stock or other securities are issued with respect to the outstanding Company Stock (e.g., as a result of a stock split, dividend, or other distribution or corporate transaction or event), the participant will be credited with equitable equivalents on the Restricted Share Units). All dividend and other equivalents will be converted into additional Restricted Share Units, which shall be subject to the same restrictions (and other provisions hereof) as the underlying Restricted Share Units. When payment of any Restricted Share Units is made, it will be made in the same number of unrestricted shares of Company Stock.

          Notwithstanding the foregoing, the Committee, or the Board of Directors, acting by a majority of its directors who are not employees of the Company, may at any time accelerate the time at which the restrictions lapse on Restricted Shares or Restricted Share Units and payment of Restricted Share Units is made.

          Further, notwithstanding the foregoing, all restrictions with respect to the Restricted Shares or Restricted Share Units shall lapse (and payment of Restricted Share Units shall be made) immediately prior to (and subject to the occurrence of) a "Change in Control" (as defined in Section 9 hereof) of the Company.





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                                  ATTACHMENT A


TARGET 1:

          [Omitted for reasons of Company confidentiality]

TARGET 2:

          [Omitted for reasons of Company confidentiality]

TARGET 3:

          [Omitted for reasons of Company confidentiality]





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